[LETTERHEAD OF NTL INCORPORATED]


FOR IMMMEDIATE RELEASE



               NTL INCORPORATED AND COMCAST UK CABLE PARTNERS LTD.
            FILE PRELIMINARY PROXY MATERIALS AND EXTEND THE END-DATE
               OF THE PREVIOUSLY ANNOUNCED AMALGAMATION AGREEMENT


New York,  New York (May 29, 1998) - NTL  Incorporated  (NASDAQ:  NTLI;  EASDAQ:
NTLI.ED) announced today that it had filed confidential preliminary proxy materials with the Securities and Exchange Commission, and had entered into an amendment to its previously announced Amalgamation Agreement with Comcast UK Cable Partners Ltd. (NASDAQ: CMCAF). Under this amendment, the August 4, 1998 end-date, which is the date by which either NTL or Comcast UK may terminate the agreement if the transaction has not yet closed, has been extended until October 5, 1998.

J. Barclay Knapp, President and Chief Executive Officer of NTL noted that, "The amendment will allow us sufficient time for the SEC to review the proxy materials and for the requisite shareholder meetings to be held. In addition, this amendment will allow us sufficient time to evaluate the proper steps that we should collectively take, in light of announcements by Telewest plc concerning its intent to exercise its purchase rights with regard to certain of Comcast UK's properties as well as its proposed offer for General Cable plc."



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For further information contact: In the U.S.: John F. Gregg, Managing Director -
Corporate Development, Michael A. Peterson, Director - Corporate Development or Richard J. Lubasch, Senior Vice President - General Counsel at (212) 906-8440;
in   the   UK:   Alison   Smith   at   (01252)   40662;   or   via   e-mail   at
investor_relations@ntli.com.